UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Following the conclusion of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Granite Construction Incorporated (the “Company”), on June 5, 2024, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Carlos Hernandez as a director. Mr. Hernandez joined the class of directors whose terms expire at the Company’s 2026 Annual Meeting of Stockholders. Mr. Hernandez will serve on the Company’s Nominating and Corporate Governance Committee and Risk Committee.

The Board has determined that Mr. Hernandez meets the independence requirements of the listing standards of the New York Stock Exchange.

As a non-employee director, Mr. Hernandez will receive compensation in the same manner as the Company’s other non-employee directors, which director compensation program is described under “Executive and Director Compensation and Other Matters” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 25, 2024 (the “2024 Proxy Statement”).

The Company will enter into its standard form of Indemnification Agreement (the “Indemnification Agreement”) with Mr. Hernandez. The Company’s form of Indemnification Agreement is attached hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Hernandez and any other person pursuant to which he was selected as a director. There are no transactions involving Mr. Hernandez that would be required to be reported under Item 404(a) of Regulation S-K.

Granite Construction Incorporated 2024 Equity Incentive Plan

The Compensation Committee recommended that the Board approve the Granite Construction Incorporated 2024 Equity Incentive Plan (the “2024 Plan”) on April 2, 2024. On April 3, 2024, the Board approved and adopted the 2024 Plan, subject to the approval of the 2024 Plan by the Company’s stockholders, and directed that the matter be submitted to the Company’s stockholders for their approval. On June 5, 2024 the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders approved the 2024 Plan, as more specifically described in Item 5.07 below.

The material terms and conditions of the 2024 Plan are described in the Company’s 2024 Proxy Statement. This description is qualified in its entirety by reference to the full text of the 2024 Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Under the 2024 Plan, the Company may grant awards of stock options, restricted stock, restricted stock units, performance shares, performance units, and other stock-based awards. The forms of award agreements for certain of these awards are attached hereto as Exhibits 10.3, 10.4 and 10.5.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 5, 2024. A total of 39,019,889 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing 88.37% of the Company’s shares outstanding as of the April 12, 2024 record date. The final results of voting on each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.	The election of three director nominees for a term set to expire at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Molly C. Campbell	34,868,856	866,255	32,354	3,252,424
Michael F. McNally	35,048,199	684,879	34,387	3,252,424
Laura M. Mullen	35,041,926	693,159	32,380	3,252,424

2.	Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
29,695,972	5,978,183	93,310	3,252,424

3.	To approve the Granite Construction Incorporated 2024 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
34,637,671	1,051,936	77,858	3,252,424

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstain
37,551,851	1,414,139	53,899

5.	To vote on a stockholder proposal regarding a report on the I-80 South Quarry Project:

For	Against	Abstain	Broker Non-Votes
6,390,200	29,049,519	327,746	3,252,424

Pursuant to the foregoing votes, Ms. Campbell, Mr. McNally and Ms. Mullen were elected to serve on the Company’s Board of Directors for a term set to expire at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified, the compensation of the Company’s named executive officers was approved on an advisory basis, the 2024 Plan was approved, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified and the stockholder proposal regarding a report on the I-80 South Quarry Report was not approved.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Form of Amended and Restated Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)

10.2	Granite Construction Incorporated 2024 Equity Incentive Plan
10.3	Form of Non-Employee Director Restricted Stock Unit Agreement
10.4	Form of Employee Service Award Restricted Stock Unit Agreement
10.5	Form of Employee LTIP Award Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: June 6, 2024